     As filed with the Securities and Exchange Commission on May 11, 2000
                                            Registration No. 333-36558


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              Amendment No. 1 to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                JFAX.COM, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                  4822                               51-0371142
(State or Other Jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
Incorporation or Organization)            Classification Code Number)             Identification Number)

                           ________________________

                           6922 Hollywood Boulevard
                                   Suite 900
                          Hollywood, California 90028
                   (Address of principal executive offices)
                                (323) 860-9200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Steven J. Hamerslag
                            Chief Executive Officer
                           6922 Hollywood Boulevard
                                   Suite 900
                          Hollywood, California 90028
                   (Address of principal executive offices)
                                (323) 860-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                           Frank H. Golay, Jr., Esq.
                              Sullivan & Cromwell
                            1888 Century Park East
                         Los Angeles, California 90067
                           Telephone: (310) 712-6600
                              Fax: (310) 712-8800
                           ________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 464(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum       Proposed maximum
      Title of each class of            Amount to be     offering price per     aggregate offering          Amount of
   securities to be registered           registered           unit(1)                price(1)           registration fee(2)
Common Stock, $.01 par value.....    1,515,545 shares          $2.48                $3,765,220                $995

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock of JFAX.COM, Inc. (the "Company") as reported on the NASDAQ National Market on May 4, 2000, multiplied by the amount of shares to be registered.

(2)  The registration fee was paid previously.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               Explanatory Note


     This Amendment No. 1 is being filed for the sole purpose of including in the Registration Statement the delaying amendment language set forth on the immediately preceding page. In all other respects, the Registration Statement as originally filed with the Commission on May 9, 2000, including the entire prospectus, remains unchanged.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 11th day of May, 2000.

                                       JFAX.COM, Inc.

                                       By: /s/ Nicholas V. Morosoff
                                           -------------------------
                                           Name: Nicolas V. Morosoff
                                           Title: Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2000:


                      Signature                                                   Title
                         *                               President and Chief Executive Officer (Principal
------------------------------------------------------     Executive Officer)
                 Steven J. Hamerslag

                         *                              Chairman of the Board
------------------------------------------------------
                 Richard S. Ressler

                         *                              Chief Financial and Accounting Officer (Principal
------------------------------------------------------     Financial and Accounting Officer)
                   Nehemia Zucker

                         *                              Director
------------------------------------------------------
                   Zohar Loshitzer

                         *                              Director
------------------------------------------------------
                   John F. Rieley

                         *                              Director
------------------------------------------------------
                 Michael P. Schulhof

                         *                              Director
------------------------------------------------------
                  R. Scott Turicchi

                         *                              Director
------------------------------------------------------
                  Robert J. Cresci

* By:  /s/ Nicholas V. Morosoff
       -------------------------
          Attorney-in-Fact
                                     II-2